UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 27, 2026
SLEEP NUMBER CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-25121	41-1597886
(Commission File Number)	(IRS Employer Identification No.)

1001 Third Avenue South, Minneapolis, MN  55404
(Address of principal executive offices) (Zip Code)
(763) 551-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 27, 2026, Sleep Number Corporation, a Minnesota corporation (“Sleep Number”), entered into a Forbearance Agreement and Thirteenth Amendment (the “Thirteenth Amendment”) amending the Amended and Restated Credit and Security Agreement, dated as of February 14, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among U.S. Bank National Association (“U.S. Bank”), as Administrative Agent, Swing Line Lender and Issuing Lender, and certain other financial institutions party thereto.
The Thirteenth Amendment, among other things: (a) adds a $25 million term loan facility (the “2026 Term Loan”) that accrues interest at a rate per annum equal to the one-month term SOFR rate plus 8.00% and that matures on June 30, 2026, with a $5 million amortization payment due on June 1, 2026; (b) provides that the lenders will forbear from exercising certain rights and remedies in respect of certain events of default under the Credit Agreement (the “Specified Defaults”), subject to certain forbearance termination events; (c) requires that cash interest payments in respect of all loans outstanding under the Credit Agreement be payable at least monthly; (d) permits the sale of Sleep Number’s claim for certain tariff refunds; (e) requires mandatory prepayments of the loans outstanding under the Credit Agreement with any proceeds received from certain asset sales, equity issuances, debt incurrences, insurance claims or condemnation or similar payments; (f) provides for additional and more frequent reporting requirements; (g) adjusts the minimum liquidity financial covenant such that it does not apply from April 27, 2026 until the last Business Day of the first week ending after July 1, 2026; (h) requires that Sleep Number not permit disbursements or new draws under the revolving credit facility outstanding under the Credit Agreement (the “Revolving Facility”) to exceed an agreed permitted variance amount; and (i) requires Sleep Number to satisfy certain milestones, including milestones relating to Sleep Number’s efforts to consummate a strategic transaction that is designed to maximize enterprise value and provide for payment in full of the obligations under the Credit Agreement. Following such amendment, the Company was in compliance with all covenants (other than with respect to the Specified Defaults).
In connection with the Thirteenth Amendment, (i) on April 27, 2026, the 2026 Term Loan was fully funded and Sleep Number also drew down $2.7 million of revolving loans under the Revolving Facility, such that the aggregate principal amount of outstanding revolving loans was $447.2 million, and (ii) Sleep Number agreed to pay the lenders certain amendment fees and to reimburse the lenders for certain expenses. The foregoing description of the Thirteenth Amendment is qualified in its entirety by reference to the complete terms of the Thirteenth Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information under Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1
Thirteenth Amendment to Amended and Restated Credit and Security Agreement, dated as of April 27, 2026 among Sleep Number Corporation, U.S. Bank National Association and the several banks and other financial institutions from time to time party thereto

99.1	Press Release dated April 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION
(Registrant)

Dated: April 28, 2026	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Executive Vice President, Chief Legal and Risk Officer